Exhibit 10.19

Adopted November 1, 2018

VINEBROOK HOMES TRUST, INC.

Share Repurchase Plan

Effective as of November 1, 2018

Definitions

Board — shall mean the board of directors of the Company.

Class A shares — shall mean the shares of the Company’s common stock classified as Class A.

Class I shares — shall mean the shares of the Company’s common stock classified as Class I.

Company — shall mean VineBrook Homes Trust, Inc., a Maryland corporation.

NAV — shall mean the net asset value of the Company or a class of its shares, as the context requires, determined in accordance with the Company’s valuation policies and procedures.

Offering — shall mean the initial offering of Class A shares pursuant to that certain confidential private placement memorandum, dated August 28, 2018.

Operating Partnership — shall mean VineBrook Homes Operating Partnership, L.P.

Stockholders — shall mean the holders of Class A shares or Class I shares.

Transaction Price — shall mean the repurchase price per share for each class of common stock, which shall be equal to the then-current offering price before applicable selling commissions and dealer manager fees.

Share Repurchase Plan

Stockholders may request that the Company repurchase shares of its common stock through their financial advisor or directly with the Company’s transfer agent. The procedures relating to the repurchase of shares of the Company’s common stock are as follows:

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Under this share repurchase plan, to the extent the Company chooses to repurchase shares in any particular quarter, the Company will only repurchase shares as of the last calendar day of that quarter (a “Repurchase Date”). To have shares repurchased, a Stockholder’s repurchase request and required documentation must be received in good order by 4:00 p.m. (Eastern time) on the business day before the Repurchase Date. Settlements of share repurchases will be made within three business days of the Repurchase Date. The Company will begin this share repurchase plan on November 1, 2019. However, Stockholders may be assessed an Early Sales Fee of 5.0% for any shares repurchased after November 1, 2019 but prior to November 1, 2020. Repurchase requests received and processed by the Company’s transfer agent will be effected at a repurchase price equal to the Transaction Price on the applicable Repurchase Date (which will generally be equal to the Company’s prior quarter’s NAV per share).

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A Stockholder may withdraw his or her repurchase request by notifying the transfer agent, directly or through his or her financial intermediary, on the Company’s toll-free, automated telephone customer service number at (844) 485-9167. The line is open on each business day between the hours of 9:00 a.m. and 6:00 p.m. (Eastern time). Repurchase requests must be cancelled before 4:00 p.m. (Eastern time) on the applicable Repurchase Date (or if such Repurchase Date is not a business day, the prior business day).

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If a repurchase request is received after 4:00 p.m. (Eastern time) on the business day before the Repurchase Date, the purchase order will be executed, if at all, on the next quarter’s Repurchase Date at the Transaction Price applicable to that quarter, unless such request is withdrawn prior to the repurchase. Repurchase requests received and processed by the Company’s transfer agent on a business day, but after the close of business on that day or on a day that is not a business day, will be deemed received on the next business day.

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Repurchase requests may be made by mail or by contacting such Stockholder’s financial intermediary, both subject to certain conditions described in this share repurchase plan. Written requests signed by the registered account owner should be sent to the Company’s transfer agent specifying (1) the Stockholder’s account number, (2) the name or names registered on the account and (3) the dollar value or number of shares the Stockholder wishes to be repurchased. Written requests should be sent to the transfer agent at the following address:

NexPoint/Highland

C/O DST Systems

430 W. 7th Street

Kansas City, MO 64105

Corporate investors and other non-individual entities must have an appropriate certification on file authorizing repurchases. A signature guarantee may be required.

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For processed repurchases, Stockholders may request that repurchase proceeds are to be paid by mailed check provided that the amount is less than $100,000 and the check is mailed to an address on file with the transfer agent for at least 30 days.

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Processed repurchases of more than $100,000 will be paid only via wire transfer. For this reason, Stockholders who own more than $100,000 of the Company’s common stock must provide wiring instructions for their brokerage account or designated U.S. bank account. Stockholders who own less than $100,000 of the Company’s common stock may also receive repurchase proceeds via wire transfer, provided the payment amount is at least $2,500. For all repurchases paid via wire transfer, the funds will be wired to the account on file with the transfer agent or, upon instruction, to another financial institution provided that the Stockholder has made the necessary funds transfer arrangements. The customer service representative can provide detailed instructions on establishing funding arrangements and designating a bank or brokerage account on file. Funds will be wired only to U.S. financial institutions (ACH network members).

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A medallion signature guarantee will be required in certain circumstances. The medallion signature process protects Stockholders by verifying the authenticity of a signature and limiting unauthorized fraudulent transactions. A medallion signature guarantee may be obtained from a domestic bank or trust company, broker-dealer, clearing agency, savings association or other financial institution which participates in a medallion program recognized by the Securities Transfer Association. The three recognized medallion programs are the Securities Transfer Agents Medallion Program, the Stock Exchanges Medallion Program and the New York Stock Exchange, Inc. Medallion Signature Program. Signature guarantees from financial institutions which are not participating in any of these medallion programs will not be accepted. A notary public cannot provide signature guarantees. The Company reserves the right to amend, waive or discontinue this policy at any time and establish other criteria for verifying the authenticity of any repurchase or transaction request. The Company may require a medallion signature guarantee if, among other reasons: (1) the amount of the repurchase request is over $500,000; (2) a Stockholder wishes to have repurchase proceeds transferred by wire to an account other than the designated bank or brokerage account on file for at least 30 days or sent to an address other than such Stockholder’s address of record for the past 30 days; or (3) the Company’s transfer agent cannot confirm a Stockholder’s identity or suspects fraudulent activity.

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If a Stockholder has made multiple purchases of shares of the Company’s common stock, any repurchase request will be processed on a first in/first out basis unless otherwise requested in the repurchase request.

Minimum Account Repurchases

In the event that any Stockholder fails to maintain the minimum balance of $10,000 of shares of the Company’s common stock, the Company may repurchase all of the shares held by that Stockholder at the repurchase price in effect on the date the Company determines that such Stockholder failed to meet the minimum balance. Minimum account repurchases will apply even in the event that the failure to meet the minimum balance is caused solely by a decline in the Company’s NAV.

Sources of Funds for Repurchases

The Company may fund repurchase requests from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds, and the Company has no limits on the amounts it may pay from such sources.

In an effort to have adequate cash available to support this share repurchase plan, the Company may reserve borrowing capacity under a line of credit. The Company could then elect to borrow against this line of credit in part to repurchase shares presented for repurchase during periods when it does not have sufficient proceeds from operating cash flows or the sale of shares in the Offering to fund all repurchase requests. If the Company determines to obtain a line of credit, the Company would expect that it would afford it borrowing availability to fund repurchases. As the Company’s assets increase, however, it may not be commercially feasible or the Company may not be able to secure a line of credit of that size. Moreover, actual availability may be reduced at any given time if the Company uses borrowings under the line of credit to fund repurchases or for other corporate purposes.

Repurchase Limitations

The Company may repurchase fewer shares than have been requested in any particular quarter to be repurchased under this share repurchase plan, or none at all, in the sole discretion of the Board at any time. In addition, the total amount of aggregate repurchases of shares will be limited to no more than 5% of the Company’s aggregate NAV per calendar quarter.

In the event that the Company determines to repurchase some but not all of the shares submitted for repurchase during any quarter, shares submitted for repurchase during such quarter will be repurchased on a pro rata basis. All unsatisfied repurchase requests must be resubmitted after the start of the next quarter, or upon the recommencement of this share repurchase plan, as applicable.

If the Transaction Price for the applicable quarter is not made available by the tenth business day prior to the Repurchase Date (or is changed after such date), repurchases will be delayed until a NAV is made available.

Should repurchase requests, in the Board’s judgment, place an undue burden on the Company’s liquidity, adversely affect the Company’s operations or risk having an adverse impact on the Company as a whole, or should the Board otherwise determine that investing the Company’s liquid assets in the Operating Partnership rather than repurchasing shares is in the Company’s best interest as a whole, the Board may choose to repurchase fewer shares in any particular quarter than have been requested to be repurchased, or none at all. Further, the Board may modify, suspend or terminate this share repurchase plan if it deems such action to be in the best interest of the Company and its Stockholders. Material modifications, including any amendment to the 5% quarterly limitation on repurchases, to and suspensions of this share repurchase plan will be promptly disclosed to Stockholders in a special or periodic report. Material modifications will also be disclosed on the Company’s website. In addition, the Company may determine to suspend this share repurchase plan due to regulatory changes, changes in law or if the Company becomes aware of undisclosed material information that it believes should be publicly disclosed before shares are repurchased. Once this share repurchase plan is suspended, the Board must affirmatively authorize the recommencement of the plan before Stockholder requests will be considered again.

Death and Disability Repurchases

The Company may waive the Early Sales Fee with respect to the repurchase of shares resulting from the death of a Stockholder who is a natural person, subject to the conditions and limitations described in the “Share Repurchase Plan” section above, including shares held by such Stockholder through a revocable grantor trust or an IRA or other retirement or profit-sharing plan, after receiving written notice from the estate of the Stockholder, the recipient of the shares through bequest or inheritance, or, in the case of a revocable grantor trust, the trustee of such trust, who shall have the sole ability to request repurchase on behalf of the trust. The Company must receive the written repurchase request within 12 months after the death of the Stockholder in order for the requesting party to rely on any of the special treatment that may be afforded in the event of the death of a Stockholder. Such a written request must be accompanied by a certified copy of the official death certificate of the Stockholder. If spouses are joint registered holders of shares, the request to have shares repurchased may be made if either of the registered holders dies. If the Stockholder is not a natural person, such as certain trusts or a partnership, corporation or other similar entity, the right of repurchase upon death does not apply.

Furthermore, the Company may waive the Early Sales Fee with respect to the repurchase of shares held by a Stockholder who is a natural person who is deemed to have a qualifying disability (as such term is defined in Section 72(m)(7) of the Internal Revenue Code), subject to the conditions and limitations described in the “Share Repurchase Plan” section above, including shares held by such Stockholder through a revocable grantor trust or an IRA or other retirement or profit-sharing plan, after receiving written notice from such Stockholder, provided that the condition causing the qualifying disability was not pre-existing on the date that the Stockholder became a stockholder. The Company must receive the written repurchase request within 12 months of the initial determination of the Stockholder’s qualifying disability in order for the Stockholder to rely on any of the waivers described above that may be granted in the event of the qualifying disability of a Stockholder. If spouses are joint registered holders of shares, the request to have the shares repurchased may be made if either of the registered holders acquires a qualifying disability. If the Stockholder is not a natural person, such as certain trusts or a partnership, corporation or other similar entity, the right of repurchase upon a qualifying disability does not apply.

Other Repurchases

In the event the Company has over 2,000 record holders of shares of common stock, or the Company believes it may go over 2,000 record holders, the Company may make tender offers or other repurchases to maintain a Stockholder base under 2,000 record holders as of the end of any calendar year.

Items of Note

When a Stockholder makes a request to have shares repurchased, such Stockholder should note the following:

•	if a Stockholder is requesting that some but not all of its shares be repurchased, the Stockholder should keep its balance above $10,000 to avoid minimum account repurchase, if applicable;

•	a Stockholder will not receive interest on amounts represented by uncashed repurchase checks;

•	under applicable anti-money laundering regulations and other federal regulations, repurchase requests may be suspended, restricted or cancelled and the proceeds may be withheld; and

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all shares requested to be repurchased must be beneficially owned by the Stockholder of record making the request or his or her estate, heir or beneficiary, or the party requesting the repurchase must be authorized to do so by the Stockholder of record of the shares or his or her estate, heir or beneficiary, and such shares must be fully transferable and not subject to any liens or encumbrances. In certain cases, the Company may ask the requesting party to provide evidence satisfactory to the Company that the shares requested for repurchase are not subject to any liens or encumbrances. If the Company determines that a lien exists against the shares, the Company will not be obligated to repurchase any shares subject to the lien.

IRS regulations require the Company to determine and disclose on Form 1099-B the adjusted cost basis for shares sold or repurchased. Although there are several available methods for determining the adjusted cost basis, unless a Stockholder elects otherwise, which such Stockholder may do by checking the appropriate box on the subscription agreement or calling the Company’s customer service number at (844) 485-9167, the Company will utilize the first-in-first-out method.

Mail and Telephone Instructions

The Company and its transfer agent will not be responsible for the authenticity of mail or phone instructions or losses, if any, resulting from unauthorized Stockholder transactions if they reasonably believe that such instructions were genuine. The Company and its transfer agent have established reasonable procedures to confirm that instructions are genuine including requiring that Stockholders provide certain specific identifying information on file and sending written confirmation to Stockholders of record no later than five days following execution of the instruction. Stockholders, or their designated custodian or fiduciary, should carefully review such correspondence to ensure that the instructions were properly acted upon. If any discrepancies are noted, the Stockholder, or its agent, should contact his, her or its financial advisor as well as the Company’s transfer agent in a timely manner, but in no event more than 60 days from receipt of such correspondence. Failure to notify such entities in a timely manner will relieve the Company, the Company’s transfer agent and the financial advisor of any liability with respect to the discrepancy.

VINEBROOK HOMES TRUST, INC.	REPURCHASE AUTHORIZATION

Use this form to request repurchase of your shares in VineBrook Homes Trust, Inc. (the “Company”). Please complete all sections below.

1 REPURCHASE FROM THE FOLLOWING ACCOUNT

Name(s) on the Account

Account Number	Social Security Number/TIN

Financial Advisor Name	Financial Advisor Phone Number

2 REPURCHASE AMOUNT (Check one)	3 REPURCHASE TYPE (Check one)

☐ All Shares ☐ Number of Shares ☐ Dollar Amount	☐ Normal ☐ Death ☐ Disability

Additional documentation is required if repurchasing due to Death or Disability. Contact Investor Relations for detailed instructions at (844) 485-9167.

4 PAYMENT INSTRUCTIONS (Select only one)

Indicate how you wish to receive your repurchase payment below. If an option is not selected, a check will be sent to your address of record. Repurchase proceeds for qualified accounts, including IRAs and other Custodial accounts, and certain Broker-controlled accounts as required by your Broker/Dealer of record, will automatically be issued to the Custodian or Broker/Dealer of record, as applicable. All Custodial held and Broker-controlled accounts must include the Custodian and/or Broker/Dealer signature.

☐ Cash/Check Mailed to Address of Record

☐ Cash/Check Mailed to Third Party/Custodian (Signature Guarantee required)

Name / Entity Name / Financial Institution	Mailing Address

City	State	Zip Code	Account Number

☐ Cash/Direct Deposit Attach a pre-printed voided check. (Non-Custodian Investors Only)

I authorize the Company or its agent to deposit my distribution into my checking or savings account. In the event that the Company deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution Name Mailing Address	City	State

Your Bank’s ABA Routing Number	Your Bank Account Number

PLEASE ATTACH A PRE-PRINTED VOIDED CHECK

5 SHARE REPURCHASE PLAN CONSIDERATIONS (Select only one)

The share repurchase plan contains limitations on the number of shares that can be repurchased under the plan during any quarter. In addition to these limitations, the Company cannot guarantee that it will have sufficient funds to accommodate all repurchase requests made in any applicable repurchase period and the Company may elect to repurchase fewer shares than have been requested in any particular quarter, or none at all. If the number of shares subject to repurchase requests exceeds the then applicable limitations, or if the Company otherwise does not make all requested repurchases, each Stockholder’s request will be reduced on a pro rata basis after the Company has repurchased all shares for which repurchase has been requested due to death or disability. If repurchase requests are reduced on a pro rata basis, you may elect (at the time of your repurchase request) to either withdraw your entire request for repurchase or have your request honored on a pro-rata basis. If you wish to have the remainder of your initial request repurchased, you must resubmit a new repurchase request for the remaining amount. Please select one of the following options below. If an option is not selected, your repurchase request will be processed on a pro-rata basis, if needed.

☐ Process my repurchase request on a pro-rata basis.

☐ Withdraw (do not process) my entire repurchase request if amount will be reduced on a pro-rata basis.

6 COST BASIS SELECTION (Select only one)

U.S. federal income tax information reporting rules generally apply to certain transactions in the Company’s shares. Where they apply, the “cost basis” calculated for the shares involved will be reported to the Internal Revenue Service (“IRS”) and to you. Generally, these rules apply to the Company’s shares, including those purchased through the distribution reinvestment plan. You should consult your own tax advisor regarding the consequences of these new rules and your cost basis reporting options.

Indicate below the cost basis method you would like the Company to apply.

IMPORTANT: If an option is not selected, your cost basis will be calculated using the FIFO method.

☐ FIFO (First In / First Out)

☐ LIFO (Last In / First Out) Consult your tax advisor to determine whether this method is available to you.

☐ Specific Lots

If you have selected “Specific Lots,” please identify the lots below:

Date of Purchase:	Amount of Purchase:

Date of Purchase:	Amount of Purchase:

Date of Purchase:	Amount of Purchase:

7 AUTHORIZATION AND SIGNATURE

IMPORTANT: Signature Guarantee may be required if any of the following applies:

•	Amount to be repurchased is $500,000 or more.

•	The repurchase proceeds are to be sent to an address other than the address the Company has had on record for the past 30 days.

•	The repurchase proceeds are to be sent to an address other than the address on record.

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If the name has changed from the name in the account registration, the Company must have a one-and-the-same name signature guarantee. A one-and-the-same signature guarantee must state “<Previous Name> is one-and-the-same as <New Name>“ and you must sign your old and new name.

•	The repurchase proceeds are deposited directly according to banking instructions provided on this form. (Non-Custodial Investors Only)

Investor Name (Please Print)	Signature	Date

Co-Investor Name (Please Print)	Signature	Date

Signature Guarantee (Affix Medallion or Signature Guarantee Stamp Below)	Custodian and/or Broker/Dealer Authorization (if applicable) Signature of Authorized Person

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A copy of the share repurchase plan, as amended and supplemented to date, and the current repurchase price are available on the following website http://www.vinebrookhomes.com/. There are various limitations on your ability to request that the Company repurchase your shares, including, subject to certain exceptions, a 5% quarterly limitation on repurchases and an Early Sales Fee of 5.0% for any shares repurchased after the one-year anniversary date but prior to the two-year anniversary date of the initial closing of the Offering. The Board may determine to modify, suspend or terminate the share repurchase plan without Stockholder approval. The Company will promptly disclose to you any material modifications, including any amendment to the 5% quarterly limitation on repurchases, to and suspensions of the share repurchase plan in a special or periodic report. Material modifications will also be disclosed on the Company’s website. Repurchase of shares, when requested, will generally be made quarterly; provided however, that the Board may determine from time to time to adjust the timing of repurchases. All requests for repurchases must be received in good order by 4:00 p.m. (Eastern time) on the business day before the Repurchase Date. A Stockholder may withdraw his or her repurchase request by notifying the transfer agent, directly or through his or her financial intermediary, on the Company’s toll-free, automated telephone service number at (844) 485-9167. Repurchase requests must be cancelled before 4:00 p.m. (Eastern time) on the applicable Repurchase Date (or if such Repurchase Date is not a business day, the prior business day). The Company cannot guarantee that it will have sufficient available funds or that it will otherwise be able to accommodate any or all requests made in any applicable repurchase period.

Mail to: NexPoint/Highland | C/O DST Systems | 430 W. 7th Street | Kansas City, MO 64105

Investor Relations: (844) 485-9167